Exhibit 99.3

July 8, 2021

Morgan Stanley & Co. LLC

Jefferies LLC

Cowen and Company, LLC

Barclays Capital Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Jefferies LLC, Cowen and Company, LLC, and Barclays Capital Inc., as representatives of the offering (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TScan Therapeutics, Inc., a Delaware corporation (the “Company”), providing for an initial public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date of the first public filing of a prospectus relating to the Public Offering and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-up Securities”)or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)  transactions relating to shares of Common Stock or other securities acquired in the Public Offering if the undersigned is not an officer or director of the Company or in open market transactions after the completion of the Public Offering,

(b)  transfers as a bona fide gift,

(c)  transfers or distributions to (1) direct or indirect limited partners, members, stockholders, or holders of similar equity interests of the undersigned (or in each case its nominee or custodian), (2) to another corporation, partnership, limited liability company, trust or other business entity (or in each case its nominee or custodian) that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or (3) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned;

(d)  transfers or dispositions to any immediate family member; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, legatee, heir, distributee or other transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(e)  transfers or dispositions by will or intestacy;

(f)  transfers or dispositions pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that in the case of any transfer or distribution pursuant to clause (e) or (f), (i) each donee, legatee, heir, distributee or other transferee shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer, disposition or distribution;

(g)  transfers or dispositions to the Company in connection with the exercise or settlement of options, warrants or other rights to acquire shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the Public Offering, provided that (i) any such shares issued upon exercise of such option, warrant, restricted stock unit or other right shall be subject to the restrictions set forth herein, and (ii) any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(h)  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(i)  the placement of any charge, mortgage, lien, pledge, restriction, security interest or other encumbrance in respect of any Lock-Up Securities in connection with the undersigned’s (or any of its affiliates’) bona fide margin loans entered into by the undersigned or its affiliates in the ordinary course of business; provided, that (i) if the beneficiary of such transaction forecloses or enforces following default by the undersigned or any of its affiliates, any recipient of such Lock-Up Securities shall sign and deliver a lock-up letter substantially in the form of this letter, and (ii) no filing under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such pledge or subsequent foreclosure, enforcement or transfer of Lock- Up Securities (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or a filing on Schedule 13D, 13D/A, 13F, 13G or 13G/A that is required to be filed during the Restricted Period, in which case such required filing shall clearly indicate in the footnotes thereto the applicable circumstances that cause the applicable exception to this letter to apply).

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, under the Company’s Amended and Restated Investors’ Rights Agreement dated as of January 15, 2021 or otherwise. The undersigned acknowledges and agrees that, subject to the foregoing, the undersigned is precluded from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Further, this letter shall not restrict any sale, disposal or transfer of the undersigned’s shares of Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s shares of Common Stock subject to this letter that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s shares of Common Stock subject to this letter shall remain subject to the restrictions on transfer set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

In the event that (i) the Representatives release, in full or in part, any (x) director of the Company, (y) executive officer of the Company or (z) stockholder holding two percent (2%) or more of the outstanding shares of Common Stock of the Company (each such director, executive officer or stockholder, a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this agreement signed by such Triggering Shareholder for the benefit of any Underwriter in connection with the Public Offering (including, without limitation, releases from the agreement not to make any demand with respect to the registration of Common Stock) and (ii) such release or series of releases cumulatively relates to more than one percent (1%) or more of the outstanding shares of Common Stock (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event) held by such Triggering Shareholder ((i) and (ii) together, a “Triggering Release”), then the undersigned shall be automatically released from the terms of this letter to the same extent, with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by such Triggering Shareholder (calculated as a percentage of the total outstanding shares of Common Stock held by such Triggering Shareholder) at the time of the request of the Triggering Release. In the event of a Triggering Release, (i) the Representatives shall use commercially reasonable efforts to notify the Company within two (2) business days of each such Triggering Release, provided that the failure to give such notice shall not give rise to any claim or liability against the Representatives, and (2) the Company shall, in turn, use commercially reasonable efforts to promptly notify the undersigned of the occurrence of each such Triggering Release. Notwithstanding the foregoing, (1) the provisions of this paragraph will not apply if the release or waiver is effected (A) solely to permit a transfer not involving a disposition for value and if the transferee agrees in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of transfer or (B) in the case of a natural person, due to circumstances of a bona fide emergency or hardship, as determined by the Representatives in their sole judgment, and (2) if the release or waiver is in connection with any secondary underwritten public offering of Shares (including a secondary underwritten public offering with a primary component) (an “Underwritten Sale”), then such waiver or release shall only apply with respect to, and to the extent of, the undersigned’s participation in such Underwritten Sale, provided that, if the undersigned has a contractual right to “piggyback” on a registration statement filed by the Company for the offer and sale of Common Stock in an Underwritten Sale, the undersigned is offered the opportunity to participate in the secondary component of any such Underwritten Sale pursuant to such contractual rights.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer- directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if (i) each of the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before September 30, 2021 (which date may be extended on one occasion for an additional three months by the Company upon written notice to the undersigned), then, in each case, this letter shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this letter.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

667, L.P.

By: BAKER BROS. ADVISORS LP,
management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Scott L. Lessing
President

Very truly yours,

/s/ Stephen Biggar
Stephen Biggar, Director

c/o Baker Brothers Investments

860 Washington Street

3rd Floor

New York, NY 10014

(Address)

7